Exhibit 99.1

Aadi Bioscience Appoints Scott Giacobello as Chief Financial Officer

LOS ANGELES, November 1, 2021 — Aadi Bioscience, Inc. (“Aadi”) (Nasdaq: AADI), a clinical-stage biopharmaceutical company focusing on precision therapies for genetically-defined cancers with alterations in mTOR pathway genes, today announced the appointment of Scott Giacobello, CPA, to the role of Chief Financial Officer (CFO) and Treasurer, effective November 28, 2021. Most recently, Mr. Giacobello was the Chief Financial Officer of GW Pharmaceuticals plc until its $7.2 billion acquisition by Jazz Pharmaceuticals.

“We are delighted to have an outstanding executive like Scott join Aadi,” stated Neil Desai, Ph.D., Founder, President and Chief Executive Officer of Aadi. “His experience will benefit the Company not only in terms of team building and oversight of financial operations throughout the Company’s life cycle but will also be critical to implementing strategy for the Company’s operational success moving forward. This will be invaluable as we embark on the potential commercialization of our lead program for FYARRO in malignant PEComa while simultaneously executing our new registrational program in TSC1/TSC2 inactivating alterations.”

Mr. Giacobello joined GW Pharmaceuticals in 2017 and played a key role in the buildout of the U.S. operations and commercial readiness for the company. While CFO, Mr. Giacobello was instrumental in devising the financing strategy to support the development, approval and highly successful launch of GW’s lead product, EPIDIOLEX®, which had sales of over $296 million in its first full year of commercialization. Mr. Giacobello also raised over $620 million via follow-on offerings prior to the company’s acquisition by Jazz Pharmaceuticals. Before GW Pharmaceuticals, Mr. Giacobello was CFO of Chase Pharmaceuticals Corporation, which was sold to Allergan plc, now a wholly owned subsidiary of AbbVie Inc. Prior to Chase, Mr. Giacobello held senior level finance positions at Allergan, most recently serving as Vice President of Finance, Global Research and Development.

Mr. Giacobello commented, “I am excited to join Aadi at such an important time with its upcoming November 26, 2021 PDUFA [Prescription Drug User Fee target Action] date for FYARRO in malignant PEComa and its future planned clinical development in additional solid tumors in patients harboring TSC1 and TSC2 inactivating alterations which represents a compelling targeted oncology opportunity. I look forward to joining the Aadi team and implementing a multi-faceted development strategy to expand upon our precision therapy medicine portfolio for cancer patients with significant unmet needs.”

Mr. Giacobello is a Certified Public Account (CPA) and has a bachelor’s degree in Business Administration from the University of Notre Dame.

About Aadi Bioscience and FYARRO™

Aadi is a clinical-stage biopharmaceutical company developing precision therapies for genetically-defined cancers. Aadi’s primary goal is to bring transformational therapies to cancer patients with mTOR pathway driver alterations such as alterations in TSC1 or TSC2 genes, where other mTOR inhibitors have not or cannot be effectively exploited due to problems of pharmacology, effective drug delivery, safety, or effective targeting to the disease site. Aadi’s lead product candidate is FYARROTM (sirolimus albumin-bound nanoparticles for injectable suspension; nab-sirolimus; ABI-009), an mTOR inhibitor bound to human albumin that has demonstrated significantly higher tumor accumulation, greater mTOR target suppression, and increased tumor growth inhibition over other mTOR inhibitors in preclinical models1.

Aadi’s registration trial of FYARRO in advanced malignant PEComa (the “AMPECT trial”) demonstrated meaningful clinical efficacy in malignant PEComa2, a type of cancer with the highest known alteration rate of TSC1 or TSC2 genes. FYARRO has received Breakthrough Therapy, Fast-Track and Orphan Designations from the U.S. Food and Drug Administration (FDA). A rolling New Drug Application (NDA) submission was completed in May 2021 for this indication and the FDA accepted the NDA in July 2021 and granted Aadi Priority Review status with a Prescription Drug User Fee Act (“PDUFA”) target action date of November 26, 2021.

Based on the AMPECT trial and emerging data for FYARRO in other solid tumors with TSC1 or TSC2 inactivating alterations3, and following discussions with the FDA, Aadi plans to initiate a tumor-agnostic registrational trial in mTOR inhibitor-naïve solid tumors harboring TSC1 or TSC2 inactivating alterations by the end of 2021 or early 2022. Aadi also has ongoing studies to evaluate dosing of FYARRO in combination regimens. FYARRO is an investigational drug that has not been approved by the FDA for commercial distribution in the United States. More information is available on the Aadi website at www.aadibio.com.

Forward-Looking Statements

Aadi Bioscience, Inc. (“Aadi”, “The Company”) cautions you that certain statements included in this press release that are not a description of historical facts are forward-looking statements. These statements are based on Aadi’s current beliefs and expectations. Forward-looking statements include statements regarding: FYARRO, including expectations regarding the clinical responses and safety profile, regulatory approval and commercialization, and the timing of the initiation of additional clinical trials. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Aadi’s ability to obtain, or the timeline to obtain, regulatory approval from the FDA and other regulatory authorities for FYARRO in advanced malignant PEComa; risks related to Aadi’s ability to successfully commercialize, including the timing of a commercial launch of FYARRO in advanced malignant PEComa; uncertainties associated with the clinical development and regulatory approval of FYARRO, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials may not be reproduced and do not necessarily predict final results; the risk that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing FYARRO; risks associated with the failure to realize any value from FYARRO in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks related to Aadi’s estimates regarding future expenses, capital requirements and need for additional financing; and risks related to the impact of the COVID-19 outbreak on Aadi’s operations, the biotechnology industry and the economy generally.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Aadi’s reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

FYARRO™ is a trademark of Aadi Bioscience, Inc.

References:

1 AACR-NCI-EORTC Molecular Targets and Cancer Therapeutics 2021

Abstract:  https://aadibio.com/wp-content/uploads/2021/10/ABI-009-Poster-091321-Final-Oral.pdf

2 ASCO 2020

Abstract: https://ascopubs.org/doi/abs/10.1200/JCO.2020.38.15_suppl.11516?af=R

3 ASCO 2021 Abstract: https://meetings.asco.org/abstracts-presentations/197602

Contacts

Investors:

Irina Koffler

ikoffler@lifesciadvisors.com